ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com
Exhibit 99.1

NEWS RELEASE

Abraxas Announces Third Quarter Results

SAN ANTONIO (November 9, 2012) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and nine months ended September 30, 2012 and provided an operational update.

Financial and Operating Results
Including Abraxas’ equity interest in the Blue Eagle joint venture (which was dissolved on August 31, 2012), the three months ended September 30, 2012 resulted in:
•	Production of 384.3 MBoe (4,177 Boepd), up 3 % over Q3 2011, of which 53% was oil or natural gas liquids.

The three months ended September 30, 2012 resulted in:
•	Production of 370.5 MBoe (4,027 Boepd), excluding Abraxas’ equity interest in Blue Eagle’s production, a 3% increase over Q2 2012;
•	Revenue of $17.2 million;
•	EBITDA(a) of $5.8 million;
•	Discretionary cash flow(a) of $5.2 million;
•	Net loss of $18.6 million, or $0.20 per share; and
•	Adjusted net loss(a) of $547,000, or $0.01 per share.
•	Debt Covenant Metrics:
Working Captial 1.49:1.0 (min 1.0:1.0)
Debt to EBITDA 3.31:1.0 (max 4.0:1.0)
Interest Coverage 7.96:1.0 (min 2.5:1.0)
(a)	See reconciliation of non-GAAP financial measures below.

Net loss for the quarter ended September 30, 2012 was $18.6 million, or $0.20 per share, compared to a net income of $20.1 million, or $0.22 per share, for the same period in 2011.

 Adjusted net loss, excluding certain non-cash items, for the quarter ended September 30, 2012 was $547,000  or $0.01 per share, compared to adjusted net income, excluding certain non-cash items, of $3.6 million or $0.04 per share for the same period in 2011.  For the quarters ended September 30, 2012 and 2011, adjusted net income (loss) excludes the unrealized loss on derivative contracts of $5.3 million and an unrealized gain of $16.5 million respectively.  Also excluded is a full cost impairment on Canadian assets of $11.8 million for the quarter ended September 30, 2012.  Included in adjusted net loss for the quarter ended September 30, 2012 is the net income from our subsidiary, Raven Drilling, LLC of $1.1 million.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically period to period.  As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation.  For example, NYMEX oil prices on September 28, 2012 were $92.19 per barrel compared to $84.96 on June 30, 2012.

Conference Call
Abraxas invites you to participate in a conference call on Monday, November 12, 2012 at 10:30 a.m. CT (11:30am. ET) to discuss the contents of this release and respond to questions.  Please dial 1.888.679.8033 passcode 90153817 #, 10 minutes before the scheduled start time, if you would like to participate in the call.  The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations.  In addition to the audio webcast replay, a transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based oil and gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for its oil and gas.  In addition, Abraxas’ future oil and gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission (“SEC”) during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey R. King
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com
18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675

ABRAXAS PETROLEUM CORPORATION

FINANCIAL HIGHLIGHTS
(UNAUDITED)

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Financial Results:
Revenues	$17,170	$17,666	$49,501	$48,170
EBITDA(a)	5,756	9,607	22,706	23,762
Discretionary cash flow(a)	5,226	8,140	18,787	18,417
Net income (loss)	(18,644)	20,085	(6,924)	19,003
Net income (loss) per share – basic	$(0.20)	$0.22	$(0.08)	$0.21
Adjusted net income (loss)(a)	(547)	3,635	3,622	5,572
Adjusted net income (loss) per share(a) – basic	$(0.01)	$0.04	$0.04	$0.06
Weighted average shares outstanding – basic	91,898	91,509	91,866	89,663

Production:
Crude oil per day (Bopd)	1,775	1,663	1,707	1,451
Natural gas per day (Mcfpd)	11,569	11,826	11,122	11,674
Natural gas liquids per day (Bblpd)	323	95	292	66
Crude oil equivalent per day (Boepd)	4,027	3,729	3,853	3,462
Crude oil equivalent (MBoe)	370.5	343.1	1,055.6	945.1
Crude oil equivalent per day (Boepd)(b)	4,177	4,055	4,088	3,858
Crude oil equivalent (MBoe)(b)	384.3	373.1	1,120.2	1053.3

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$73.88	$77.87	$71.92	$75.70
Natural gas ($ per Mcf)	2.92	5.61	4.55	5.65
Natural gas liquids ($ per Bbl)	31.69	50.20	37.04	50.24
Crude oil equivalent ($ per Boe)	43.51	53.80	47.80	51.73

Expenses:
Lease operating ($ per Boe)	$18.40	$16.53	$17.18	$16.14
Production taxes (% of oil and gas revenue)	10.0%	8.8%	9.5%	8.8%
General and administrative, excluding stock-based compensation ($ per Boe)	5.00	4.75	4.70	5.98
Cash interest ($ per Boe)	3.98	2.53	3.51	3.79
Depreciation, depletion and amortization ($ per Boe)	16.12	12.13	15.34	12.03

(a)	See reconciliation of non-GAAP financial measures below.
(b)	Includes Abraxas’ equity interest in Blue Eagle’s production.

BALANCE SHEET DATA

(In thousands)	September 30, 2012	December 31, 2011

Cash	$2,615	$—
Working capital (a)	9,127	(14,404)
Property and equipment – net	204,625	179,552
Total assets	250,128	241,150

Long-term debt	145,616	126,258
Stockholders’ equity	57,905	62,651
Common shares outstanding	92,389	92,261

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities.

ABRAXAS PETROLEUM CORPORATION

STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues:
Oil and gas production revenues	$17,146	$17,665	$49,459	$48,165
Other	24	1	42	5
	17,170	17,666	49,501	48,170
Operating costs and expenses:
Lease operating	6,816	5,670	18,132	15,251
Production taxes	1,714	1,549	4,699	4,229
Depreciation, depletion, and amortization	5,971	4,161	16,189	11,371
Impairment	11,761	—	13,067	—
General and administrative (including stock-based compensation of $413, $430, $1,612 and $1,499)	2,267	2,061	6,572	7,153
	28,529	13,441	58,659	38,004
Operating income (loss)	(11,359)	4,225	(9,158)	10,166

Other (income) expense:
Interest income	(1)	(2)	(3)	(6)
Interest expense	1,596	983	4,061	3,924
Amortization of deferred financing fees	311	245	607	1,515
Loss (gain) on derivative contracts (unrealized of $5,267, $(16,450), $(4,153), $(13,431))	5,351	(16,641)	(4,935)	(12,394)
Equity in (income) loss of joint venture	(282)	(546)	(2,316)	(2,064)
Other	—	101	42	188
	6,975	(15,860)	(2,544)	(8,837)
Net income (loss) before income tax	(18,334)	20,085	(6,614)	19,003
Income tax expense	310	—	310	—
Net income (loss)	$(18,644)	$20,085	$(6,924)	$19,003

Net income (loss) per common share - basic	$(0.20)	$0.22	$(0.08)	$0.21
Net income (loss) per common share - diluted	$(0.20)	$0.21	$(0.08)	$0.21

Weighted average shares outstanding:
Basic	91,898	91,509	91,866	89,663
Diluted	91,898	93,616	91,866	92,160

ABRAXAS PETROLEUM CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements.  Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity.  As discretionary cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies.  Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income is utilized as the starting point for the discretionary cash flow reconciliation.

Discretionary cash flow is defined as operating income plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. The following table provides a reconciliation of discretionary cash flow to operating income for the periods presented.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Operating (loss) income	$(11,359)	$4,225	$(9,158)	$10,166
Depreciation, depletion and amortization	5,971	4,161	16,189	11,371
Impairment	11,761	—	13,067	—
Stock-based compensation	413	430	1,612	1,499
Realized gain (loss) on derivative contracts	(84)	191	782	(1,037)
Cash interest	(1,476)	(867)	(3,705)	(3,582)
Discretionary cash flow	$5,226	$8,140	$18,787	$18,417

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items.  The following table provides a reconciliation of EBITDA to Net income for the periods presented.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net (loss) income	$(18,644)	$20,085	$(6,924)	$19,003
Net interest expense	1,595	981	4,058	3,918
Income tax expense	310	—	310	—
Depreciation, depletion and amortization	5,971	4,161	16,189	11,371
Impairment	11,761	—	13,067	—
Amortization of deferred financing fee	311	245	607	1,515
Stock-based compensation	413	430	1,612	1,499
Unrealized (gain) loss on derivative contracts	5,267	(16,450)	(4,153)	(13,431)
Realized (gain) loss on interest derivative contract	(946)	600	214	1,763
Equity in (income) of joint venture	(282)	(546)	(2,316)	(2,064)
Other non-cash items	—	101	42	188
EBITDA	$5,756	$9,607	$22,706	$23,762

This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules.  Furthermore, in accordance with SEC Regulations, earnings (or losses) related to Raven Drilling, LLC are credited to full cost pool rather than included in net income (loss) for the period presented.  The following table provides a reconciliation of adjusted net income (loss), excluding ceiling test impairment, including net income from Raven Drilling, LLC and change in unrealized derivative contracts, to net income (loss) for the periods presented.  Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items.

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss)	$(18,644)	$20,085	$(6,924)	$19,003
Impairment	11,761	—	13,067	—
Net income related to Raven Drilling, LLC	1,069	—	1,632	—
Unrealized (gain) loss on derivative contracts	5,267	(16,450)	(4,153)	(13,431)
Adjusted net income (loss), excluding certain non-cash items	$(547)	$3,635	$3,622	$5,572
Net income (loss) per share – basic	$(0.20)	$0.22	$(0.08)	$0.21
Adjusted net income (loss), excluding certain non-cash items, per share – basic	$(0.01)	$0.04	0.04	0.06

Exhibit 99.1